Exhibit 99.1

Solutions with Vision

OMNIQ Corp.

Investor Relations Contact
888-309-9994 | ir@omniq.com

OTCQB: OMQS | www.omniq.com

OMNIQ Corp. (OTCQB: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary artificial intelligence (AI) technology to deliver data collection, real time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management and access control applications. The technology and services provided by the Company help clients move people, assets and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ's customers include government agencies and leading Fortune 500 companies from diverse sectors, including healthcare, food and beverage, manufacturing, retail, distribution, transportation and logistics, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in more than 40 countries. The Company currently addresses several billion-dollar markets with double-digit growth, including the Global Safe City market, forecast to grow to $29.6 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023.

Key Growth Drivers – Utilizing AI to provide safety, security, and maximize revenue for its clients

Technology

A world leader in AI-based image processing solutions delivering vehicle data for revenue control, management/automation of safe city sites, homeland security/law enforcement, critical facilities, border crossings, secure access control, and logistics systems. The Company's technology serves 40+ countries with approximately 15,000 cameras deployed globally, with 6,500 in the U.S., including the San Diego/Mexico border and the Texas/Mexico border.

Competitive Advantages of OMNIQ's technology: **99% image capturing accuracy, rapid identification speed**, ability to identify car color and make using machine learning (ML), integration with all leading global systems, and multiple image processing patents.

Leaders in Innovation

OMNIQ (formerly Quest) developed the NextGen computer vision solutions to meet **Industry 4.0 and Smart City challenges.** The Company's AI and machine language allow customers to detect, identify, adopt, and respond in real time. As leaders in technological innovation, the Company intends to **replace existing technologies** and solutions with its OMNIQ suite of products.

Expansion

Opportunity to integrate NextGen solutions to its existing customers. Introducing new products to new customers within its existing verticals. All NextGen solutions present significantly higher margins and revenue growth.

Growth

With the Company's breakthrough technology, Fortune 500 customers, and solutions that meet today's challenges and tomorrow's needs, together with the Company's intended uplisting to NASDAQ, OMNIQ is poised for huge growth.

Market Opportunity

- Parking management market is expected to grow from $3.4 billion in 2018 to **$5.2 billion** by 2023[1]
- The U.S. school security systems market reached $2.7 billion in revenue in 2017 and is projected to reach **$2.8 billion** by 2021[2]
- The global safe city market in 2017 was worth $16.2 billion and is projected to reach **$29.6 billion** by 2022[3]
- Global automated border control market was valued at **$526.7 million** in 2017 and is expected to expand at an **18.3% CAGR** during the forecast period from 2018 to 2026[4]
- The global warehouse management system (WMS) market is expected to reach **$5.7 billion** by 2025[5]
- The global dock and yard management systems (YMS) market is projected to reach **$7.6 billion** by 2025[6]

Recent Highlights

- OMNIQ's AI solution to integrate with Zebra Technologies in creating an advanced logistics yard management system
- Awarded a $1.0-million order by a leading sales and marketing agency focused on supporting consumer packaged goods companies and retailers; customer has over 25,000 employees and more than 100 offices worldwide
- Awarded $1.8-million project from a multibillion-dollar global metal solutions provider to provide hardware, software and services for an advanced delivery logistics initiative
- Announced that it began deploying SeeDOT™ systems for automating vehicle monitoring at weigh and safety stations in a Southern U.S. state
- Announced orders totaling $3.5 million from a global transport and logistics company for the supply of mobile data collection devices

Market Snapshot—OTCQB: OMQS

Price	Average Volume	Market Cap
$6.41(10/5/20)	6.7K	$29.7M
52-Wk. Range	**Shares Outstanding**	
$2.50- $8.00	4.6M	

Source: Yahoo! Finance and OMNIQ Corp.
(1) MarketsandMarkets, (2) IHS Markit, (3) IHS Markit, (4) Research and Markets, (5) Grand View Research, (6) Transparency Market Research

Leading provider of automatic, AI-enhanced identification and data capture solutions for applications, including:

Supply Chain Management	Parking Automation	Homeland Security	Law Enforcement

omniQ
Solutions with Vision

AI-Based Machine Vision Solutions

Industries we serve

Airports/Seaports, Government, Parking, Safe City, Transportation & Logistics, Healthcare, Retail, Chemicals (Oil & Gas), Manufacturing, Distribution, Field Services, and Food/Beverage

Real-time, Machine-to-machine (M2M), connected solution with less devices and increased productivity.

Capture & Transit

Real-time object detect & identify - Real-time decision making/response - Real M2M, no human touch - Real-time configuration - Increase productivity

Identify & Share

24/7 connectivity - Wireless infrastructure - Security - Solution management

Use/Analyze/Respond/Profile/Predict

Dashboards & data integration - M2M 24/7 security, Alerts, Control & monitor, CRM, ERP, CRM systems, Analytics

The Company also offers a comprehensive portfolio of services & products solutions in Field and Supply Chain Mobility, including consumables and printing. In July 2020, launched an online B2B e-commerce platform www.omniqbarcodes.com offering supply chain hardware solutions from the most trusted brands.

Select Customers

ACE Hardware	NISSAN	Abbott	HUB	Port of Rotterdam	ALDO	FIAT	McKESSON	UPS	OAKLEY
BRIDGESTONE	SAFEWAY	Bayer	SKIDATA		Foot Locker	Sherwin-Williams	Schiedt & Bachmann	U.S. Department of Transportation	JFK

AI Solutions - Safe City/Parking

- Ticketless Parking (19 airports)
- Border control (TX/Mexico & CA/Mexico border crossing points)
- Safe City (1200 cameras in Abu Dhabi, Israel Junctions in sensitive locations, Hialeah, FL)
- Safe School (Talmudical Academy of Baltimore, MD. Miami, FL K12 school. Bet Chabad, SLC next. JCC of SLC next. Campus installation in CA)
- OMNIQ's Automatic License Plate Reader (ALPR) Systems are deployed at 30 airports across the U.S., comprising more than 500 LPR lanes, along with dozens of mobile license plate inventory vehicles as well as handheld LPR patrol units.
- SeeTire™ AI-Machine Vision solution for reading and tracking tire identification numbers (TINs)
- Eyepax's solutions include: Online Parking System (OPS), a cloud-based solution for managing parking permit citations and enforcement; Citation Pro, which processes parking violations; and Lane Pro, parking and license-plate recognition using OMNIQ – HTS cameras.
- SeeHOV™, an AI Machine Vision-based, state-of-the art solution for the efficient and accurate detection of vehicle occupants.
- The Quest Shield™ security package uses the Company's AI-based SeeCube™ technology platform, a ground-breaking cloud-based/on-premise security solution for Safe Campus/School applications.

AI/ML Solutions – Digital Supply Chain

OMNIQ automates the supply chain

- Warehouse Management Systems (Inventory management allowing rapid, real-time responses to changing demands; optimization of resources)
- Yard Management Systems (Real-time asset identification and tracking, increasing accuracy and efficiency)

Shai Lustgarten

President and Chief Executive Officer

- Appointed as CEO in April 2017
- Previously, CEO of HTS Image Processing Inc.
- Former CEO at Micronet Limited Inc., a Tel Aviv Stock Exchange-listed developer and manufacturer of mobile computing platforms for integration into fleet management and mobile workforce solutions
- EVP Business Development and Head of the Aerospace and Defense Division of Micronet Enertec Technologies
- VP of Sales, Marketing, and CMO of TAT Technologies
- Bachelor of Science degree in Business Management & Computer Science from the University of Maryland

Neev Nissenson

Chief Financial Officer

- Appointed as CFO in October 2019; Director since April 2017
- Previously, CFO of Phoenix International Ventures, Hypnocore, Ltd. and GMW Inc.
- Executive MBA from the Hebrew University of Jerusalem

Yoram Hoffman

Chief Technology Officer

- Industry leader in the implementation of neural networks in machine vision commercial applications
- M.Sc. degree in Computer Science from Technion – Israel Institute of Technology

OMNIQ Corp. - 1865 West 2100 South, Salt Lake City, UT 84119 - 800-242-7272 - www.omniq.com

Disclaimer: "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. Statements in this fact sheet relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. The words "anticipate", "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company's products, the introduction of new products, the Company's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, the Company's ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company's ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.'s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp. please refer to the Company's recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Fall 2020

Dear Shareholder:

As we enter the last quarter of 2020, we would like to share with you significant developments and our achievements so far this year. Our strategy is to continue gaining market share in the large and rapidly growing global supply chain, artificial intelligence (AI) and machine vision markets in which we operate. We are working relentlessly to achieve another year of growth and create value for our shareholders. At a roughly $30 million dollar market cap, we see tremendous upside in our company as we believe that it is deeply discounted to its peers.

We are pleased to highlight some of our recent successes below.

Recent Highlights:

●	In October, we announced a partnership with Zebra Technologies that integrates our AI-based machine vision technology with Zebra’s MotionWorks location solution for advanced logistics yard management
●	In October, we were awarded a $1.0-million purchase order by a leading sales and marketing agency focused on supporting consumer packaged goods companies and retailers
●	In September, we were awarded a $1.8-million project related to the implementation of an advanced delivery logistics initiative for a global metal solutions company
●	In September, we began deploying SeeDOT™ systems for accurate, automated and real-time monitoring of commercial vehicles at weigh and safety stations in a Southern U.S. state
●	In August and early September, we announced orders totaling $3.5 million from a worldwide leader in third-party logistics for the supply of mobile data collection devices, which are used to facilitate order fulfillment and warehouse management functions
●	In July, we announced a $4.0 million order from a leading healthcare and pharmaceutical supplier for the supply of mobile data collection devices to improve efficiency and accuracy of ordering, receiving, and inventory operations
●	In June, we announced a $5.5 million order from a leading supermarket chain for the supply of mobile data collection, computing and communications equipment to improve the efficiency of retail and logistics operations in a more “hands-free” environment
●	For the first six months of 2020, we generated sales of $26.5 million

These developments have reinforced our solid position as the supplier of choice for AI-based machine vision technology needs and supply chain solutions of many of our Fortune 500 customers in a broad range of industry verticals, as well as government agencies, municipalities, and academic institutions. We are confident in our continued success because of our strong and committed sales and management teams, sophisticated R&D team in four centers, and highly experienced team of consulting and integration professionals. The current global demands for COVID-19 safety measures have broadened the need for many of our touchless solutions for healthcare, supermarkets and food, border control, parking and traffic management, public safety, school safety, and many other applications.

1

Strategy Overview

We built our business on data capture and tracking devices (barcode scanners and printers, RFID readers, mobile computers), accessories (labels, ribbons, tags), and Industrial Internet of Things deployments for supply chain mobility applications. Our supply chain solutions include hardware and software to address all aspects of a customer’s supply chain, from manufacturing facilities, to distribution centers, to the point of sale to consumers. With these legacy offerings continuing to provide us a solid revenue base from our growing list of Fortune 500 customers, we have expanded our products and services with more value-added, higher-margin offerings.

The addition of Mobile Cloud Analytics introduced proprietary new supply chain software applications and AI-based image processing solutions powered by deep neural network algorithms. Deep neural network algorithms, which we also call engines, are the best-in-class AI machine vision technologies available today and provide the highest level of performance for data analytics as the amount of data increases. We have achieved success through the adoption of our technology for various applications such as border control, parking and traffic management, law enforcement, security access control, campus and facility safety, and advanced supply chain logistics.

The stage is set for us to reach the next phase of our strategy and development and to provide technology solutions similar to that of a big data analytics company that turns data into actionable business or security intelligence.

We Focus on Fast-Growing, Large Markets

We operate in four main markets: Supply Chain Mobility, Traffic Management, Public Safety, and Safe City.

Our legacy offerings have long addressed the needs of the Supply Chain Mobility market, where we are now introducing the neural network-based AI solutions mentioned above. This market consists of Warehouse Management, which is expected to grow to a $5.7 billion1 industry by 2025 from $2.0 billion, and Yard Management, which is expected to grow to $7.6 billion2 by 2025 from $3.0 billion.

2

Safe City, Public Safety, and Traffic Management comprise the Smart City market. The Traffic Management segment includes parking garages, airports, on-street parking, universities and colleges, high-occupancy vehicles, and event parking. The sector is expected to grow to $5.2 billion3 by 2023 from $3.4 billion. The Public Safety segment, which includes governments, militaries, municipalities, law enforcement, and border control, is expected to grow to over $14.1 billion4,5 by 2026 from $3.3 billion. Lastly, the Safe City segment, which includes schools, community centers, places of worship, neighborhood watch, and police departments, is expected to grow to $29.6 billion6 in 2022 from $16.2 billion.

We have seen strong, continuing interest in our AI-based machine vision and image processing technologies due to their broad object identification and data analysis applications in the large and growing Smart City market.

Solid Partnerships with Customers

We are proud of the strong relationships we have built with our customers, relationships that are bolstered by trust, product reliability, and quality service and support. We highlight some of these partners to show how we are helping in their operations and businesses.

Campus Safety

The Talmudical Academy of Baltimore, a century-old K-12 school with a student population of over 1,000, engaged us to deploy our cloud-based/on-premises Quest Shield™ campus safety solution. The many threats of crimes and violence at schools and communities, compounded by COVID-19 fears, makes Quest Shield’s AI-based technology attractive. Our solutions improve overall security by monitoring vehicles entering and exiting the campus, recording images, and identifying vehicle color, make and license plate information, which are then compared with the school’s watch list and law enforcement databases for immediate action if needed. In addition, the platform enhances security by providing building access control and visitor management systems through permission-defined profiles to monitor movements of guests, vendors, and school community members throughout the campus. Moreover, Quest Shield incorporates COVID-19 mitigation protocols to associate COVID-19 online forms with individual ID tags of faculty and students. Overall, OMNIQ’s solution has provided Talmudical’s school community and guests added peace of mind when it comes to safety and security.

1 Grand View Research, WMS Market Size Worth $5.72 Billion by 2025, April 2018

2 Transparency Market Research, Global Dock Yard Market Systems: Technological Advancements to Steer Uptake of Dock and Yard Management Systems, December 22, 2017

3 MarketsandMarkets, Parking Management by Solution, Service Deployment Type, Parking and Region, Global Forecast to June 2023, June 2018

4 Global Automated Market Control Market Size, Market Share, Application Analysis, Regional Outlook, Growth Trends, Key Players, Competitive Strategies & Forecasts, 2018-2026, July 2018

5 MarketsandMarkets, Access Control Market by Component, Service, and Geography, February 2018

6 IHS Markit, The Safe City: Assessing Opportunities and Challenges in a Budding Security Concept, December 12, 2018
7 IHS Markit, School Security Systems Industry – U.S. Market Overview, February 26, 2018

3

Supermarket Supply Chain Logistics

We provide one of the largest U.S. supermarket chains with mobile data collection, computing and communications equipment for a more “contactless” approach to its retail and logistics operations. OMNIQ’s suite of solutions, which includes rugged handheld mobile computers and barcode printers with fast and dependable wireless connection, enable quick and accurate data collection, tracking and processing for functions including shipping and receiving and inventory and warehouse management. These tools are particularly valuable in the current COVID-19 environment, where hands-free supply chain solutions that enable contactless handling of produce and other food products from the warehouse to the supermarket aisles help protect employees and customers. In addition to reducing potential health risks, our technologies help drive operational efficiency and employee productivity.

Yard Management

We have partnered with Zebra Technologies, a global leader in location solutions, in offering an AI-based yard management solution that transforms the logistics yard into an extension of the warehouse. Yard operations can be extremely costly if not optimally managed. This implementation combines OMNIQ’s proprietary Neural Network-based algorithm, which provides accurate automated vehicle recognition system (VRS) and container recognition capabilities, with Zebra’s MotionWorks location solution. The combined system automates the tracking of locations, the status and motion of assets and other enterprise resources so customers can monitor and manage trucks, trailers, containers and cargo with increased control, reduced downtime, and maximized performance. The solution provides greater efficiencies including identification of vehicles from arrival, yard location assignment and tracking, to exit. This facilitates better optimization of space and asset movement through actionable intelligence driven by real-time data.

Healthcare Supply Chain Logistics

We have begun the implementation of a suite of solutions for a leading multinational healthcare services company. The implementation includes the supply of mobile data collection devices with advanced communication capabilities, comprehensive managed services, and an online order portal. These solutions provide real-time integration with the customer’s existing logistics systems. They enable a more efficient approach to ordering, receiving and inventory operations, specifically as they relate to drug distribution for all current drug catalog items. The resulting process is user friendly and faster, with enhanced accuracy of inventory counts and items to be received. The deployment of devices and services is expected to continue through 2021.

Smart City Parking and Traffic Control

Earlier this year, we were awarded a key project by the City of San Mateo, California to implement a cloud-based Smart City parking and traffic control solution that keeps the streets of San Mateo safe, secure and congestion-free. OMNIQ’s offering combines our AI-based Machine Vision technology, with PERCS™, our platform for cloud-based, ticketless/gateless parking services, and revenue enforcement. The system automates the enforcement and citation of traffic and parking regulations on city streets through accurate car make, color, and license plate recognition. It also allows an administrator to manage lanes, lots and spots, and track revenue from one web portal, utilizing a dashboard to monitor all activity and transactions. The data-rich solution can be applied to municipalities, universities, medical centers and public parking operations.

4

Review of Financial Performance

As we transformed OMNIQ into an AI-based machine vision, object identification company, we delivered solid financial results in 2019 with $57.2 million in revenues, $14.0 million in gross profit, and adjusted EBITDA of $1.2 million8. For the six months ended June 30, 2020, we recorded revenues of $26.5 million, gross profit of $5.6 million, and adjusted EBITDA loss of $1.4 million8.

Like many companies, we have been facing a challenging year due to COVID-19 social distancing restrictions, travel limitations, and the overall economic climate. Despite these selling difficulties, we have been relentless in our efforts to create value for our shareholders and have seen increased interest in our technology solutions, especially from the healthcare and food/retail industries as a result of the current pandemic.

The lower performance in the first half of 2020, compared with the first half of 2019, was due to the more challenging selling environment and economic uncertainty brought about by COVID-19. As we enter the last quarter of 2020, we are encouraged by the continued momentum in the adoption of our technologies and solutions for both Supply Chain Mobility and Smart City markets.

OMNIQ is Attractively Valued

OMNIQ shares are trading at a significant discount9 to our peers on a price-to-revenue (P/R) basis. As we work to bring our P/R multiple in line with our peers, we see tremendous upside for our shareholders. At our current valuation, we believe that our shares of OMNIQ represent deep value to investors as our company continues to exhibit solid financial performance and strong sales momentum and is discounted compared to peers.

We are working to continue delivering solid operating results by expanding our installed base of solutions for our growing list of customers and strengthening our balance sheet. We also plan to uplist to a national U.S. exchange such as the Nasdaq or NYSE, although there can be no assurance, an accomplishment that we feel will increase investor awareness and broaden our institutional ownership and stakeholder base.

Deep Management Experience

Our management team has decades of experience in AI-based Machine Vision and in selling and delivering services to Fortune 500 clients and Smart City markets. Before becoming OMNIQ President and CEO, I served as CEO of HTS Image Processing Inc., an AI and computer vision solutions provider, prior to OMNIQ’s acquisition of the company. I was also CEO of Micronet Limited Inc., a developer of mobile computing platforms, and held management positions in business development, sales and marketing at Nasdaq-listed Micronet Enertec Technologies and TAT Technologies. I received a BS in Business Management and Computer Science from the University of Maryland.

8 See OMNIQ press releases dated March 30, 2020 and August 13, 2020 available at www.omniq.com

9 Based on trailing-12-month P/R multiples of Cognex Corporation, Manhattan Associates, Inc., Zebra Technologies Corporation, and Rekor Systems, Inc. from Yahoo! Finance as of October 8, 2020

5

Neev Nissenson, our Chief Financial Officer, is an experienced finance professional with expertise in the mobile applications, aerospace and defense industries. Previously, Neev served as CFO of Phoenix International Ventures and Hypnocore, Ltd. He received an Executive MBA from the Hebrew University in Jerusalem. Yoram Hoffman, our Chief Technology Officer, is an industry leader in the implementation of neural networks in machine vision commercial applications and a Technion Israel graduate with a M.Sc. degree in Computer Science.

In addition, we get valuable guidance from independent directors Andrew J. MacMillan and Yaron Shalem. Andrew has over 20 years of experience in corporate communications in the global securities industry and 18 years in investment banking, including serving as SVP of Corporate Communications at Nasdaq, Inc. Andrew has an MBA from Harvard Business School. Yaron has extensive business and financial management experience, including CFO roles at TAT Technologies and Mobli Media Inc. He received an MBA from Bar-Ilan University in Israel.

Our Advisory Board includes Prof. Mina Teicher, a distinguished mathematician, Chair of the largest brain research center in Israel, and previously Chief Scientist of the Government of Israel; Dr. Barak Hershkovitz, Director of Connected Customer Mobility Solutions Engineering at General Motors (NYSE: GM); and Yair Grinberg, a physicist, technology leader and consultant previously with Amdocs (Nasdaq: DOX), Check Point Software (Nasdaq: CHKP), and Rada (Nasdaq: RADA).

Creating Value for Our Shareholders

We believe OMNIQ is well positioned to capitalize on market opportunities in the large and fast-growing supply chain mobility and Smart City markets. The company is attractively valued versus peers, and we hope to increase awareness with professional, institutional and retail investors through the planned uplisting to a major exchange, while continuing our focus on operational efficiency and growing profitability. We have best-in-class AI-based image processing technologies and solutions, supported by a strong team of engineers in four R&D centers around the world, a committed sales team with strong relationships with our marquee customer base of Fortune 500 companies, government agencies, and institutions, and an experienced management team with a focus on creating value for our shareholders.

Thank you for your continued support.

Sincerely,

Shai S. Lustgarten

President and CEO

OMNIQ Corp.

This shareholder letter is neither an offer to sell nor a solicitation of offers to purchase securities. This shareholder letter is the confidential intellectual property of OMNIQ Corp. and its subsidiaries (together, “OMNIQ”). Any use or redistribution of this document or its contents without the express written consent of OMNIQ is prohibited. This shareholder letter contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may”, “would”, “will”, “expect”, “estimate”, “can”, “believe”, “potential”, “target”, “outlook”, “plan”, “objectives” and similar expressions and variations are intended to identify forward-looking statements. Those statements appear in a number of places in the shareholder letter and include statements regarding the intent, belief or current expectations of OMNIQ, its directors or its officers with respect to, among other things: (i) trends affecting OMNIQ’s financial condition or results of operations; (ii) OMNIQ’s financing plans; and (iii) OMNIQ’s financial targets and plans; and (iv) OMNIQ’s business and growth strategies, among other things. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. You are cautioned not to place undue reliance on these forward-looking statements, which reflect OMNIQ’s management’s view only as of the date of this shareholder letter. OMNIQ undertakes no obligation to publicly update or revise and forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

6

Letter to **Shareholders**

Fall 2020

OMNIQ Corp. | OTCQB:OMQS | www.omniq.com